Exhibit 99.1

Noble Corporation plc 10 Brook Street London W1S 1BG England

PRESS RELEASE

NOBLE CORPORATION PLC ANNOUNCES DEPARTURE

OF CHIEF FINANCIAL OFFICER AND NAMES REPLACEMENT

Stephen M. Butz to step down to pursue other opportunities

Richard Barker named Senior Vice President and Chief Financial Officer

LONDON — March 16, 2020 — Noble Corporation plc (NYSE: NE) today announced that Richard Barker (38) will replace Stephen M. Butz as Chief Financial Officer of the Company, following Mr. Butz’ decision to step down as Executive Vice President and Chief Financial Officer to pursue other opportunities. Mr. Butz made the decision to leave the Company following the recently announced Chief Executive Officer transition plan. His departure is not the result of any disagreement with the Company regarding its accounting practices, financial statements or financial condition, or any of the Company’s related disclosures.

Julie J. Robertson, Chairman, President and Chief Executive Officer of the Company, said, “Having known and worked with Richard for many years, we are delighted that he will be joining Noble as Senior Vice President and Chief Financial Officer. His 15 years of experience in the oil and gas sector on the investment banking side will be a valuable addition to Noble’s management team. We are disappointed in Stephen’s departure, but I respect his motivation. We appreciate Stephen’s contributions and wish him well.”

Mr. Butz said, “Noble is a company with a rich history, high quality assets and an exceptional workforce. I have confidence in Robert’s ability to lead the company through this challenging market, and I wish him and the rest of the management team nothing but success going forward.”

Mr. Barker joins Noble following a distinguished career in investment banking, specializing in oil field services and equipment. Most recently, he was employed at Moelis & Company, with previous assignments at JPMorgan Chase & Co., Tudor, Pickering, Holt & Co. and Goldman Sachs & Company. Mr. Barker, who will begin his new role on March 30, 2020, graduated magna cum laude from Rice University, where he earned a B.A. in Mathematical Economic Analysis and Managerial Studies.

About Noble Corporation plc

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 25 offshore drilling units, consisting of 12 drillships and semisubmersibles and 13 jackups, focused largely on ultra- deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is a public limited company registered in England and Wales with company number 08354954 and registered office at 10 Brook Street, London, W1S 1BG England. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement

Statements regarding executive management changes, including the timing thereof, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions or claims by regulatory authorities, customers and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, market conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

NC-901

03/16/2020

For additional information, contact:

Jeffrey L. Chastain,

Vice President – Investor Relations and Corporate Communications,

Noble Drilling Services Inc., 281-276-6383, or at jlchastain@noblecorp.com

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